GeoPharma Announces Fiscal Year 2010 First Quarter Results and Conference Call.

Largo, FL - August 17, 2009 - GeoPharma, Inc. (NASDAQ:GORX) (the "Company") announced today the results of its fiscal year 2010 first quarter.

Commenting on the quarter GeoPharma CEO Mihir Taneja stated, "Our first quarter results reveal that the transition of our business model is taking hold. The strategic cuts the management team has implemented showcase that despite lower revenues in what is historically a weaker quarter for our business, we are demonstrating marked improvement in gross profits and margins. The improvement of sales in our Pharmaceutical segment is directly attributable to the successful role out of our Carprofen product Vetprofen™ and we look forward to several other offerings to further bolster sales in that division in the quarters ahead. Measured examination of the business we conduct in the manufacturing segment has also added to the improved results. We remain confident that other aspects of our business model are progressing rapidly, not only from our internal results, but also through our correspondence with the essential regulatory authorities. We look forward to sharing several new developments with regards to our business model in the months ahead."

Fiscal Year 2010 Q1 Highlights

-- Revenues from continuing operations in the Manufacturing Segment decreased from approximately $6.2 million dollars to approximately $4.6 versus the first quarter of fiscal year 2009.

-- Revenues from continuing operations in the Pharma segment increased 368% jumping from $124,438 to $582,506 versus the first quarter of fiscal year 2009.

-- Revenues overall from continuing operations declined from approximately $6.4 million to approximately $5.2 million versus the first quarter of fiscal year 2009.

-- Overall Gross Profits from continuing operations for the first quarter of fiscal year 2010 were $1,308,273 versus Gross Profits of $784,775 for the first quarter of fiscal year 2009, an increase of $523,498 or 66.7%.

-- Selling, General and Administrative ("SG&A") expenses not including stock compensation, depreciation or amortization were $2,550,480 as compared to $2,921,205 for the first quarter of fiscal year 2009, a decrease of 12.7%.

-- Research and development ("R&D") expenditures for the first quarter of fiscal year 2010 totaled approximately $117,000 all of which was charged as an expense to operations as compared to approximately $651,000 in first quarter of fiscal year 2009.

A conference call will be hosted by GeoPharma, Inc. CEO, Mihir Taneja and Sr. VP/CFO, Carol Dore-Falcone. Participants may dial in 15 minutes before the call is set to begin to register. The dial in number for participants is 1-877-548-7903 and 1-719-325-4892 for international callers. The Conference Confirmation code is 2195340

A replay of the call will be available from 2 PM ET on August 17th, through Monday, August 31st. The Replay of the call may be heard by dialing 1-888-203-1112 or 1-719-457-0820 for international callers. The Replay Pass Code is 2195340. Participants may also choose to listen to the call via webcast through the link in the events and presentations section of the Investor Relations page of the GeoPharma website located at http://www.geopharmainc.com

ABOUT GEOPHARMA, INC.:

GeoPharma, Inc. is a rapidly growing Bio/Pharma company with a diversified business model participating in Pharmaceuticals, Contract Manufacturing, and Medical devices. The Pharma divisions specialize in the formulation of generic drugs for human and veterinary usage and the development of medical devices used by oncologists and other medical professionals. The Manufacturing division manufactures and packages generic drugs, nutraceuticals, cosmetics, and functional food products for companies worldwide.

GeoPharma's growth strategy is to capitalize on its research and manufacturing expertise to develop medical devices and high margin generic drug products for niche markets with high barriers to entry. GeoPharma's competitive advantage in these areas is in its ability to navigate the challenges that such market pursuits present effectively.

Currently GeoPharma employs over 300 people and operates office, warehouse, manufacturing and laboratory facilities in Florida and Maryland.

For further information visit the GeoPharma website at www.geopharmainc.com .

FORWARD LOOKING STATEMENTS

This press release may contain statements, which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those regarding the company and its subsidiaries' expectations, intentions, strategies and beliefs pertaining to future performance. All statements contained herein are based upon information available to the company's management as of the date hereof, and actual results may vary based upon future events, both within and without management's control. Important factors that could cause such differences are described in the company's periodic filings with the Securities and Exchange Commission.

Contact Information:

Alexander Nachman

Director of Investor and Media Relations

GeoPharma, Inc.

1-727-544-8866, ext. 249

IR@GeoPharmainc.com

UNAUDITED FINANCIAL TABLES TO FOLLOW

GEOPHARMA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

Three Months Ended June 30,

---------------------------

2009 2008

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(Unaudited) (Unaudited)

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Revenues:

Manufacturing $ 4,617,527 $ 6,283,640

Pharmaceutical 582,506 124,438

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Total revenues $ 5,200,033 $ 6,408,078

Cost of goods sold:

Manufacturing 3,023,054 4,687,474

Pharmaceutical 868,706 935,829

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Total cost of goods sold $ 3,891,760 $ 5,623,303

Gross profit:

Manufacturing 1,594,473 1,596,166

Pharmaceutical (286,200) (811,391)

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Total gross profit $ 1,308,273 $ 784,775

Selling, general and administrative

expenses 2,550,480 2,921,205

Stock compensation expense 849,315 306,350

Depreciation and amortization 457,430 594,658

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Total operating costs $ 3,857,225 $ 3,822,213

Operating income (loss) before other

income(expense), noncontrolling interest,

income taxes and discontinued operations $ (2,548,952) $ (3,037,438)

Other income (expense), net:

Interest income(expense), net (454,560) (378,290)

Other income(expense), net 12,132 152,568

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Total other income(expense), net $ (442,428) $ (225,722)

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Income(loss)before noncontrolling interest,

income taxes and discontinued operations $ (2,991,380) $ (3,263,160)

Income tax benefit (expense) - 634,267

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Net income (loss)from continuing

operations before noncontrolling interest

and preferred stock dividends $(2,991,380) $(2,628,893)

GEOPHARMA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(continued)

Three Months Ended June 30,

---------------------------

2009 2008

------------ ------------

(Unaudited) (Unaudited)

------------ ------------

Discontinued operations-Distribution:

Revenues $ 4,701,029 $ 13,617,229

Cost of goods sold 4,074,497 10,667,555

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Gross profit $ 626,532 $ 2,949,675

Selling, general and administrative

expenses 1,525,568 2,933,908

Other income (expense), net (108,485) (229,102)

Income tax benefit(expense) -- 28,133

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Discontinued operations net

income(loss), net of income tax $ (1,007,521) $ (185,203)

------------ ------------

Net income(loss) $ (3,998,901) $ (2,814,096)

Preferred stock dividends 58,000 149,800

------------ ------------

Net income(loss) available to common

shareholders $ (4,056,901) $ (2,963,896)

Less: Net loss attributable to

noncontrolling interest 193,449 197,736

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Net income(loss) attributable to

GeoPharma, Inc. $ (3,863,452) $ (2,766,160) ============ ===========

Basic and diluted income(loss) per

share from continuing operations $ (0.15) $ (0.18)

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Basic and diluted weighted average

number of common shares outstanding 19,230,197 14,692,521

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Basic and diluted discontinued

operations income(loss)per share-

Distribution $ (0.05) $ (0.01)

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